EXHIBIT 99.1

Advent to Acquire Leading Research Management Solution (RMS) Provider Tamale Software

•                  Acquisition Further Extends Advent’s Footprint in the Front Office and Will Establish the Company as a Leader in the Rapidly Growing RMS Market

•                  Combination Will Create a Powerful Information Hub That Bridges Front-Office Research and Back-Office Information to Optimize the Investment Decision Process

SAN FRANCISCO and NEW YORK – September 4, 2008 – Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services for the investment management industry, and Tamale Software, Inc., a leader in research management solutions (RMS), today announced the signing of a definitive agreement under which Advent will acquire privately held Tamale Software.

“We’re thrilled to have Tamale’s innovative technology and proven team on board as we enter the nascent and fast-growing RMS market,” said Advent’s Founder and CEO Stephanie DiMarco.  “We chose Tamale Software because, as the clear industry leader and a pioneer in the field of RMS, they bring unparalleled vision and a track record of success as we extend Advent’s footprint in the front office with this powerful, game-changing productivity tool for our clients’ investment teams.”

The Tamale Solution

In recent years, the investment community has struggled to effectively manage and leverage across their organizations a massive influx of investment information (sell-side research, email, independently produced analysis, news, and internet content) in an increasingly complex compliance environment.

Tamale Software solves this problem with Tamale RMS®, the firm’s innovative workflow software solution that creates a centralized information hub to easily manage and access research information, enhancing collaboration across the investment team and optimizing the investment decision-making process.

Since pioneering the RMS space in 2004, Tamale Software has become a clear leader, with more than 1,700 investment professionals at hedge funds, endowments, funds of funds, private equity firms and traditional asset management firms using Tamale RMS® to manage their workflow and research process.  Tamale’s intuitive, easy-to-use and extensible RMS platform was named the best front-office innovation of 2007 by The Banker magazine, and Tamale Software was named to Financial News magazine’s 2007 list of 21 companies shaping the 21st century.

A Powerful Combination

“Becoming part of the Advent team gives Tamale a tremendous opportunity to expand our global reach and bring the benefits of RMS to a much wider audience,” said Tamale’s President and CEO, Mark Rice.  “We are excited to be joining forces with a proven leader that shares our commitment to innovation and driving success for our clients.”

“Tamale RMS® complements Advent’s product offerings, and the integrated solution will bridge research management and portfolio management to increase efficiency and link analysts’ recommendations to investment performance,” continued Advent’s DiMarco.  “We are tremendously excited to work with Tamale Software to continue to deliver on the promise of automating mission-critical business processes for our investment management clients.”

The Tamale management team and its employees, based primarily in New York, Boston and the UK, will join Advent, and will continue to develop, service and sell the Tamale solution.

Terms of Agreement

Under the terms of the agreement, Advent will pay approximately $70 million for all of the outstanding capital stock of Tamale, with 60 percent of the consideration payable in shares of Advent’s common stock and the remaining 40 percent in cash.  Advent will issue approximately 900,000 shares based on the average closing price of $46.44 for the 15 trading days prior to the signing date, in addition to approximately $28 million in cash consideration, subject to adjustment for third-party expenses and certain other specified items.  No options will be assumed by Advent in connection with this transaction.  The acquisition is subject to customary closing conditions and is expected to be completed during the fourth quarter of 2008.

Tamale is a subscription-based business.  Based on Tamale’s 2008 customer acquisition and run rate, Advent estimates 2009 revenue from Tamale to be in the range of $17 to $20 million.  In addition, Advent expects the transaction to be neutral to earnings per share (EPS) in 2009 on a non-GAAP basis and dilutive to EPS on a GAAP basis, which will include stock-based compensation and amortization of acquisition-related intangibles.

GCA Savvian Advisors, LLC acted as exclusive financial advisor to Tamale on this transaction.

Stock Repurchase Program

Advent also announced that the Company will be entering into a pre-arranged Rule 10b5-1 trading plan with a broker to facilitate the repurchase of its shares of common stock, pursuant to the requirements of and in conformity with the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.  Under the trading plan, Advent may repurchase shares without suspension for trading blackout periods.  The shares to be repurchased under the trading plan will be part of the stock repurchase program approved in May 2008 to repurchase up to 1.0 million shares under Rule 10b-18. The 10b5-1 trading plan will commence on October 1, 2008 and purchases will be made by a broker and based upon the guidelines and parameters of the 10b5-1 plan.

Analyst and Investor Event

Additional information will be available during Advent’s annual Analyst and Investor Event on Sunday, September 7, 2008 at 3:00 pm PDT.  Analysts, investors and media may access the event by visiting the live webcast available at http://investor.advent.com.

About Tamale

Tamale Software, Inc. (www.tamalesoftware.com) created the first software solution designed specifically to help investment professionals manage their investment ideas more effectively and access all of the firm’s research easily.  Tamale is the pioneer and market leader in Research

Management Solutions (RMS).  Tamale RMS® is Tamale’s easily configurable and customizable solution that supports the research and investment decision-making workflow.  More than 1,700 investment professionals at hedge funds, traditional asset management firms, pension funds, endowments, fund of funds and private equity firms rely on Tamale RMS® to support their research process.  Tamale has offices in New York, Boston, San Francisco, Chicago, Los Angeles and London.  For more information on Tamale products visit http://www.tamalesoftware.com/product_the_solution.html.

About Advent

Advent Software, Inc. (www.advent.com), a global company, has provided trusted solutions to the world’s leading financial professionals since 1983.  Firms in 60 countries use Advent technology and manage investments totaling nearly US $18 trillion.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.  Advent is the only financial services software company to be awarded the Service Capability and Performance certification for being a world-class support organization.  For more information on Advent products visit http://www.advent.com/about/resources/demos/pr.

Forward-looking Statements

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements in this press release include, without limitation, statements regarding: the expected timing of the closing of the acquisition; the expected benefits of the acquisition to Advent’s leadership and market position; expected 2009 revenues from the Tamale business and impact on Advent’s earnings per share; Advent’s scale, resources, expertise and presence; Advent’s products and services; and Advent’s customers; Advent’s plans with respect to future stock repurchases, including the timing and amount of such repurchases; and other matters that involve known and unknown risks, uncertainties and other factors that may cause Advent’s actual results, levels of activity, performance or levels of stock repurchases to differ materially from that expressed or implied by this press release.  Such risk factors include, among others: difficulties encountered in integrating merged businesses and achieving expected synergies; uncertainties as to the timing of the merger; the satisfaction of closing conditions to the transaction; whether certain market segments grow as anticipated; Advent’s ability to retain key employees; the competitive environment of the software industry and competitive responses to the proposed merger; and whether the companies can successfully develop new products and the degree to which these gain market acceptance.  Actual results may differ materially from those contemplated in the forward-looking statements in this press release.  Additional information concerning these and other risk factors is contained in Advent’s most recently filed quarterly report on Form 10-Q and 2007 annual report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Advent logo and Advent Software are registered trademarks of Advent Software, Inc.  All other company names or marks mentioned herein are those of their respective owners.